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                                                           FOR IMMEDIATE RELEASE

                    CARIBINER INTERNATIONAL COMPLETES SALE OF
               COMMUNICATIONS BUSINESS TO THE JACK MORTON COMPANY

         NEW YORK, April 20, 2000 -- Caribiner International, Inc. (NYSE: CWC) announced today that it has completed its previously announced sale of substantially all of its worldwide Communications Group to The Jack Morton Company, part of The Allied Communications Group of The Interpublic Group of Companies, Inc. (NYSE: IPG), for $88.4 million in cash.

         Caribiner intends to use the cash proceeds from the sale primarily to reduce outstanding indebtedness.

         Caribiner International, Inc. is a leading provider of audio visual equipment and related technical support services to hotels, event production companies, trade associations, convention centers and corporations in the USA. Caribiner International, Inc. is listed on The New York Stock Exchange and trades under the symbol CWC.

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For further information, contact:
Robert F. Burlinson                                Mike Smargiassi
Chief Financial Officer                            Brainerd Communicators, Inc.
Caribiner International, Inc.                      212-986-6667
212-541-5300